UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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Burke & Herbert Financial Services Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2025
Dear Fellow Shareholder:
On behalf of the Board of Directors, management and employees of Burke & Herbert Financial Services Corp. (the “Company”), the holding company for Burke & Herbert Bank & Trust Company, I cordially invite you to participate in our 2025 Annual Meeting of Shareholders to be held on Thursday, May 22, 2025:

Burke & Herbert Corporate Center
5680 King Centre Drive
Alexandria, VA 22315
Gathering: 7:30 am local time
Meeting: 8:00 a.m. local time

The proxy materials include information about our board candidates as well as material explaining proposals for the election of board members and approval of our audit firm.
The Board of Directors of the Company has determined that the affirmative vote “FOR” all nominees for director and “FOR” all proposals to be considered at the Annual Meeting is in the best interest of the Company and its shareholders and unanimously recommends a vote “FOR” all nominees and proposals.
Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting. Voting can be completed by returning the enclosed proxy card or online. The Board of Directors recommends online voting as the most secure and efficient method for recording your vote.
We thank you for your continued support of the Company and Burke & Herbert Bank & Trust Company, and look forward to your participation at the Annual Meeting.
Sincerely,

David P. Boyle
Chair & Chief Executive Officer

BURKE & HERBERT FINANCIAL SERVICES CORP.
Notice of Annual Meeting of Shareholders
To Be Held on May 22, 2025
8:00 a.m. Local Time
To our Shareholders:
Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Burke & Herbert Financial Services Corp. (the “Company”) will be held on May 22, 2025, at 8:00 a.m. local time, at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315.
The Annual Meeting will be held for the following purposes:
1.To elect 15 directors to the Board of Directors of the Company to serve until the 2026 Annual Meeting of Shareholders, as described in the proxy statement accompanying this notice; and
2.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Shareholders of record of Company common stock at the close of business on March 14, 2025 (the “record date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of our shareholders as of the record date will be available for inspection during the Annual Meeting and will be available for inspection until the Annual Meeting has been adjourned.
Please complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided, or follow the instructions on the proxy card to vote your shares over the Internet, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may, if you desire, revoke your proxy and request to vote at the meeting (provided that, if you hold your shares through a bank, broker or other holder of record, you must obtain and submit a legal proxy or broker’s proxy card as proof of your authority to vote the shares).
Regardless of the number of shares you own, your vote is very important! Please complete and mail in your proxy card or vote your shares over the Internet.

By the order of the Board of Directors,

Zayne Ridenhour Tweed, Secretary to the Board

Alexandria, Virginia
March 31, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2025:
Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report, including our Form 10-K for fiscal year 2024, are available electronically at https://investor.burkeandherbertbank.com/ under Investor Relations.

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 22, 2025

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or “Board”) of Burke & Herbert Financial Services Corp. (the “Company”) for the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 22, 2025, at 8:00 a.m. local time, at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315. This proxy statement and accompanying notice, voting instructions and proxy card are being mailed or made available on March 31, 2025. If as of March 14, 2025 (the “record date”), your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a shareholder of record. You may complete, sign, date and mail the proxy card in the enclosed postage-paid envelope. You may also vote your shares in person at the Annual Meeting or over the Internet. Instructions for voting by returning a signed proxy card and for voting over the Internet are on the enclosed proxy card. Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. on May 21, 2025.
Returning a signed proxy card or voting over the Internet will not affect a shareholder’s right to attend the Annual Meeting and to vote at that time. Any shareholder who has submitted a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by any of the following methods:
•Filing a written notice of revocation with the Company;
•Submitting a completed proxy card bearing a later date;
•Visiting the web site listed on the proxy card and following the instructions; or
•Attending the Annual Meeting and requesting to vote at that time.
The most current proxy card or Internet vote with respect to the same shares is the one that will be counted. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
If, on the record date, your shares were held not in your name, but rather, in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in street name. The broker, bank or other agent holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote during the Annual Meeting, please follow the instructions from your broker, bank or other agent.
Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder properly submits a proxy and specifies how the shares are to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder properly submits a proxy but fails to specify how the shares are to be voted with respect to the matters set forth in the accompanying Notice and further described herein, the shares will be voted:
•FOR the election of the 15 directors nominated to the Board of Directors of the Company to serve until the 2026 Annual Meeting of Shareholders; and
•FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Questions Before or During the Meeting
During the Annual Meeting, we intend to answer only questions that are pertinent to shareholders generally and the matters to be considered at the Annual Meeting, subject to time constraints. We may group and answer together questions that are substantially similar to avoid repetition.
Voting Rights of Shareholders
Only those holders of record of Company common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 14,982,807. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. If the shares you own are held in “street name” (that is, through a brokerage firm, bank, or other nominee) you may vote your shares by following the instructions provided by the nominee. As the record holder of your shares, your nominee is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions provided to you by your nominee, many of which offer the option of voting online or by telephone. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the current rules of the NASDAQ Stock Market LLC or NASDAQ, if you do not give instructions to your nominee, it will only be able to vote your shares for the ratification of the independent registered public accounting firm and it will be prohibited from voting your shares on the election of directors or any other matter that may be brought before the meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter.
With respect to Proposal One: a nominee for director shall be elected to the Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws and Director Resignation Policy.
Approval of Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal.
Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on Proposal One or Proposal Two.
All valid proxies that we receive will be voted in accordance with the instructions indicated in such proxies. As noted above, if you hold your shares in street name through a bank, broker or other nominee and you do not give voting instructions, your broker is not permitted to vote your shares on any proposal other than Proposal 2, which is the only routine proposal on the agenda. Unless contrary instructions are indicated in an otherwise properly executed proxy, it will be voted “FOR” each of the 15 director nominees named in this proxy statement and “FOR” the ratification of Crowe LLP as our independent registered public accounting firm for 2025.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, solicitations may be made by our officers and regular employees of the Company and the Burke & Herbert Bank & Trust Company (the “Bank”), in person or by telephone, facsimile, or electronic transmission. We will not compensate our officers and regular employees for this work beyond their regular compensation. The Company has retained Regan & Associates, Inc., pursuant to a retention letter dated January 29, 2025, to assist in soliciting proxies from institutional investors, nominee accounts and beneficial holders. Regan & Associates Inc.’s fee for such services is $16,000. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.
Notice and Access
We are continuing to use the Securities and Exchange Commission’s (“SEC”) Notice and Access rule, allowing us to furnish our proxy materials to certain shareholders over the Internet. This means many of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote. If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to in the notice.
References to the Company’s Website Address
References to the Company’s website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of the website by reference into this proxy statement or the accompanying materials.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in shares of the Company’s common stock with the SEC. Based on our records, in 2024, all directors and officers met all applicable SEC filing requirements under Section 16(a), except as follows: (i) Director Julian F. Barnwell had one late report relating to one transaction and Georgette George had 1 failure to report a transaction on Form 3; and (ii) during 2024, certain officers and directors participated in a deferred compensation arrangement plan under IRC Code Section 409A which allowed investment into the Company’s stock via a trust account. These holdings were held by the trust and not the individual participant. The Company became aware during an annual year-end review that the acquisitions of phantom stock had inadvertently not been reported under Section 16(a), as required for certain directors and officers.
The following directors had late reports or the failure to report the acquisition of phantom stock in 2024: Katherine D. Bonnafé had 1 late report relating to 1 transaction and Jose D. Riojas had 1 late report relating to 1 transaction. The following officers had late reports or the failure to report the acquisition of phantom stock in 2024: Jeffrey A. Welch had 1 late report relating to 1 transaction and 1 failure to report a transaction on Form 3; Kendrick C. Smith had 1 late report relating to 1 transaction and 1 failure to report a transaction on Form 3; and Joseph F. Collum had 1 failure to report a transaction on Form 3. Except for the late filings by directors Barnwell and George, all of the late-reported transactions and failure to file reports on Form 3 related to acquisition of shares of phantom stock representing the economic equivalent of shares of the Company’s common stock through the Company’s compensation deferral plan in 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Owned by 5% Shareholders
The following table presents common stock ownership information for persons known to us to beneficially own more than 5% of the Company’s common stock as of the record date March 14, 2025.

Name, Position and Address of Beneficial Owner	Shares(1)	Percent of Class(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	917,119	6.12%
(1) Derived from (i) BlackRock Inc.’s Schedule 13G/A filing with the SEC on January 29, 2024, disclosing beneficial ownership of 472,902 shares of the Company’s common stock (the “Company 13G”) and (ii) BlackRock Inc.’s Schedule 13G filing with the SEC on January 29, 2024, disclosing beneficial ownership of 880,859 shares of Summit common stock (the “Summit 13G”). In the Company 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 464,264 shares and sole dispositive power of 472,902 shares. In the Summit 13G, BlackRock disclosed that it had the sole power to vote or to direct the vote of 863,234 shares and sole dispositive power of 880,859. Blackrock’s previously reported beneficially owned shares of Summit common stock included in this table were adjusted based on the exchange ratio in the Summit Merger (as defined herein).
(2) Based on 14,982,807 shares outstanding as of March 14, 2025.

Stock Owned by Directors and Named Executive Officers
The following table sets forth, as of March 14, 2025, the shares of common stock beneficially owned by the Company’s directors and named executive officers, individually and by all directors, named executive officers and other executive officers as a group. The mailing address for each of the Company’s directors and executive officers is 100 S. Fairfax Street, Alexandria, Virginia 22314.

Name, Position and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
David P. Boyle (2) Chair & Chief Executive Officer	38,363	*
H. Charles Maddy, III (3) President & Director	76,501	*
Roy E. Halyama(4) Executive Vice President & Chief Financial Officer	9,139	*
Jeffrey A. Welch(5) Executive Vice President Chief Credit Officer	3,995	*
Oscar M. Bean (6) Vice Chair & Director	53,794	*
S. Laing Hinson (7) Vice Chair & Director	81,400	*
Mark G. Anderson Director	18,400	*
Julian F. Barnwell, Jr. (8) Director	399,963	2.67%
Katherine D. Bonnafé Director	6,200	*
James M. Burke (9) Director	266,460	1.78%
James P. Geary, II (10) Director	19,555	*
Georgette R. George (11) Director	128,742	*
Gary L. Hinkle (12) Director	299,390	2.00%
Jason A. Kitzmiller Director	11,439	*
Shawn P. McLaughlin (13) Director	63,000	*
Charles S. Piccirillo (14) Director	22,982	*
Jose D. Riojas (15) Director	27,200	*
Jill S. Upson Director	1,112	*
All directors and executive officers as a group (29 people) (16)	1,636,636	10.92%
*Percentage of ownership is less than 1% of the Company’s outstanding shares of common stock.

(1)Calculated in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)Includes 6,534 shares underlying Performance Based Restricted Stock Units (“PRSUs”) that vest on May 3, 2025 pursuant to the Burke & Herbert 2024-2025 Merger Incentive Plan (“MIP”).
(3)Includes 19,592 shares owned by spouse, 2,860 shares underlying PRSUs that vest on May 3, 2025 pursuant to the MIP; 16,885 fully vested shares held in IRA for the benefit of Mr. Maddy and 13,039 shares of Company common stock that would be issuable upon the conversion of vested SARs based on the closing market price of the Company’s stock as of March 14, 2025, which was $58.74, and the associated strike price at the time of the grant date, as adjusted based on the exchange ratio in the Summit Merger. See footnote 16 for the adjusted strike prices.
(4)Includes 2,992 shares underlying PRSUs that vest on May 3, 2025 pursuant to the MIP.
(5)Mr. Welch retired as an executive officer of the Company on December 31, 2024.
(6)Includes 11,770 shares owned by spouse.
(7)Includes 31,040 shares held by S.L. Hinson Associates, LLLP, an affiliated company, and 24,800 shares held by Kedge Capital, LLC, an affiliated company.
(8)Includes 84,083 shares held in capacity as Trustee for the Barnwell Family Trust, 91,361 shares held in capacity as Trustee for the Barnwell Charitable Lead Trust, 203,939 shares held in capacity as Trustee for the Patricia Barnwell Irrevocable Trust, and 1,000 shares held in the Julian F. Barnwell, Jr. Irrevocable Trust.
(9)Includes 258,980 shares held in capacity as co-Trustee for The Burke Living Trust.
(10)Includes 3,637 shares owned by spouse.
(11)Includes 21,032 shares owned by 401(k) Plan FBO Spouse, 38,722 shares held by George Brothers Investment Partnership, 9,696 shares held by Sellaro Enterprises, Inc., and 39,321 shares held by the LeRoy M. Rashid 1996 Irrevocable Trust Family Fund. 38,722 shares are pledged as collateral.
(12)Includes 245,459 shares owned by Joint Revocable Trust, 32,021 shares owned by Hinkle Trucking, Inc., 2,420 shares owned by spouse, 266 shares owned as custodian for Grandchild, and 6,666 shares held by H.T. Services. 18,000 shares are pledged as collateral.
(13)Includes 1,000 shares held by McLaughlin Ryder Investments, Inc., an affiliated company.
(14)Includes 314 shares owned by spouse and 4,848 shares held by Anggus Enterprises, Inc.
(15)Includes 18,000 shares held by Jose and Susan Riojas Joint Revocable Trust.
(16)Includes securities held directly and indirectly by all current Company executive officers, including, in addition to the named executive officers in this table, Robert S. Tissue, Danyl R. Freeman, Joseph W. Hager, Lauren N. Kimlel, Julie R. Markwood, Bradford E. Ritchie, Kirtan Parikh, Shannon B. Rowan, Jennifer P. Schmidt, Robert V. Hintelmann, Jr., and Angela R. Zirk. Includes 33,792 shares of Company common stock that would be issuable upon the conversion of vested SARs held by H. Charles Maddy, III, Robert S. Tissue, Danyl R. Freeman, Joseph W. Hager, Julie R. Markwood, Bradford E. Ritchie, and Angela R. Zirk based on the difference between the market price of the Company’s stock as of March 14, 2025 of $58.74 and the following strike prices: $23.82 for SARs awarded in 2015; $51.58 for SARs awarded in 2017; $47.47 for SARs awarded in 2019; $43.33 for SARs awarded in 2021; and $52.29 for SARs awarded in 2023. Except with respect to Angela R. Zirk and Joseph W. Hager, the grants of SARs are fully vested. With respect to Angela R. Zirk, the grants of SARs in 2019 are 85.7% vested, the grants of SARs in 2021 are 42.9% vested and the grants of SARs in 2023 are 28.6% vested. With respect to Joseph W. Hager, the grants of SARs in 2023 are 28.6% vested.

Minimum Share Ownership Guidelines
The Board of Directors adopted share ownership guidelines on April 25, 2024 that are applicable to all Board members of the Company and the Bank and certain executive officers. The purpose of the guidelines is to require high levels of share ownership for these individuals so that their interests align more closely with those of our shareholders.
The following is a summary of the share ownership guidelines:

Position	Aggregate Book Value of Required Shares	Timeframe to Acquire Minimum Share Ownership
Director of the Company	$300,000	3 year period beginning on first day of service following Summit Merger
Director of the Bank	100,000	3 year period beginning on first day of service following Summit Merger
Chief Executive Officer	1,000,000	3 year period beginning on first day of service following Summit Merger
President	500,000	3 year period beginning on first day of service following Summit Merger
Chief Financial Officer	500,000	3 year period beginning on first day of service following Summit Merger
Ownership includes shares and/or unvested/unexercised equity:
•Held through a brokerage account or similar arrangement, provided that the owner retains sole beneficial ownership and sole legal control over the shares;
•Held jointly or as a tenant in common;
•Deposited by the owner in a living trust, or inter vivos trust, as to which the owner is a trustee and retains an absolute power of revocation; or
•Held through a profit-sharing plan, individual retirement account, retirement plan, or similar arrangement, provided that the owner retains sole beneficial ownership and sole legal control over the shares.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors is currently comprised of sixteen directors. In accordance with the Company’s bylaws, as amended (the “Bylaws”), the Board of Directors has nominated the following fifteen directors (i) Mark G. Anderson, Julian F. Barnwell, Jr., Katherine D. Bonnafé, David P. Boyle, James M. Burke, S. Laing Hinson, Shawn P. McLaughlin, and Jose D. Riojas (the “Company Continuing Directors”) and (ii) Oscar M. Bean, James P. Geary, II, Georgette R. George, Gary L. Hinkle, H. Charles Maddy, III, Charles S. Piccirillo, and Jill S. Upson (the “Summit Continuing Directors”) to be elected to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each nominee was nominated for election as a director upon the recommendation of the Nominating & Governance Committee and in accordance with the Agreement and Plan of Reorganization and accompanying Plan of Merger, between the Company and Summit Financial Group, Inc. (“Summit”), dated August 24, 2023 (the “Merger Agreement”), pursuant to which the Company and Summit Financial Group, Inc. merged, with the Company surviving (the “Summit Merger”) and pursuant to which the Company and Summit agreed that the Company Continuing Directors and the Summit Continuing Directors would be nominated for election at the 2024 and 2025 Annual Meeting. Each of the nominees for director currently serves as a director of the Company. The Company Continuing Directors and the Summit Continuing Directors were previously elected by shareholders of the Company at the 2024 Annual Meeting. Jason A. Kitzmiller elected not stand for re-election at the 2025 Annual Meeting. The Company thanks Mr. Kitzmiller for his service as a member of the board of directors of the Company and his prior service as a member of the board of directors of Summit.
The nominees for director shall be elected to the Board of Directors, where a quorum is present, if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Company’s Bylaws and the Director Resignation Policy. Abstentions and broker non-votes do not count as votes cast and, therefore, will have no effect on a director’s election.
The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Company’s Board of Directors.

The table below sets forth certain information regarding the nominees standing for re-election. Each of the nominees has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for replacement nominees selected by the Board of Directors in accordance with the Bylaws.

Name	Position	Age	Director Since	Term Expires
David P. Boyle	Chair and CEO	61	2020	2025
H. Charles Maddy, III	Director and President	62	2024	2025
Oscar M. Bean	Vice Chair and Director	74	2024	2025
S. Laing Hinson	Vice Chair and Director	70	2007	2025
Mark G. Anderson	Director	62	2017	2025
Julian F. Barnwell, Jr.	Director	69	2001	2025
Katherine D. Bonnafé	Director	59	2018	2025
James M. Burke	Director	70	2014	2025
James P. Geary, II	Director	68	2024	2025
Georgette R. George	Director	64	2024	2025
Gary L. Hinkle	Director	75	2024	2025
Shawn P. McLaughlin	Director	65	2008	2025
Charles S. Piccirillo	Director	70	2024	2025
Jose D. Riojas	Director	70	2018	2025
Jill S. Upson	Director	58	2024	2025

Burke & Herbert Financial Services Corp. 2025 Director Biographies
Set forth below is information concerning the principal occupations and business experience for all nominees for election as director as well as the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each should serve as a director. There are no family relationships between any directors or executive officers.
David P. Boyle: David P. Boyle has been a director since January 1, 2020, and became Chair of the Board in 2023. Mr. Boyle was appointed to the Board at the same time he assumed the role of President and Chief Executive Officer of the Company. From June 2019 until his appointment as President and Chief Executive Officer, Mr. Boyle served as the Company’s President and Chief Operating officer. He previously served as Executive Vice President and Chief Financial Officer at Orrstown Financial Services, Inc., a community bank, from 2012 to June 2019. Earlier in his career he served in key leadership and executive positions with large banks, including as Chief Performance Officer at PNC Financial Services Group, Inc., Regional President for National City Bank, and as Chair, President, and Chief Executive Officer at Wayne Bancorp, a community bank. The Board believes Mr. Boyle’s leadership experience in financial services, including his role as Chief Executive Officer of the Company, provides him with the necessary skills and qualifications to effectively serve the Company.

H. Charles Maddy, III: H. Charles Maddy, III has been a director since 19931 and is currently the President of the Company. Mr. Maddy has demonstrated exceptional leadership through his participation in a variety of professional and community service activities, including his service as Director and past President of the West Virginia Bankers’ Association, chair of its Audit Committee and member of its Legislative / Government Relations Committee, Pension & Benefits Committee and BankPAC Committee; Director of the Federal Home Loan Bank of Pittsburgh and served on its Finance Committee and Operational Risk Committee and past Chair of its Audit Committee; member of American Bankers Association and served on its Federal Home Loan Bank Open Committee; Director and a Founder of the Hardy County Child Care Center; past Director of Valley View Golf Association; past President and past Director of the West Virginia Association of Community Bankers and past Director of the Hardy County Community Foundation. Mr. Maddy has also been recognized as a leader in his industry and has been the recipient of the Outstanding CPA in Business and Industry Award and the AICPA Business and Industry Hall of Fame Award. The Board believes Mr. Maddy’s leadership experience in financial services, including his extensive background in banking provide him with the necessary skills to effectively serve the Company.
Oscar M. Bean: Oscar M. Bean has been a director since 1987.1 Mr. Bean is a Partner of Bean & Bean, Attorneys at Law and was formerly the prosecuting attorney of Hardy County, West Virginia. Mr. Bean served on the Board of the Moorefield Scholarship Fund and served as a member of the West Virginia University College of Law Visiting Committee. He is currently the Chair of the Eastern West Virginia Community and Technical College Foundation. Since March 2017, Mr. Bean has been a member of the West Virginia Supreme Court’s Character Committee which interviews applicants who seek to be admitted to practice law in the State of West Virginia. The Company values Mr. Bean’s legal skills and ability to effectively communicate.
S. Laing Hinson: S. Laing Hinson has been a director since 2007. In 1988 he founded and has been the General Partner of S. L. Hinson Associates, LLLP, a commercial real estate development firm headquartered in Alexandria, Virginia. The Board believes Mr. Hinson’s business acumen, accounting and finance knowledge, and leadership qualities make him a valuable Board member.
Mark G. Anderson: Mark G. Anderson has been a director since 2017. In 1996, he formed and is President and Chief Executive Officer of MGAC, Inc., an international provider of program/project management, cost management, procurement and technology solutions for major capital construction projects with offices in Washington DC, New York, Toronto, Seattle, San Francisco, Los Angeles, London (UK), Brighton (UK), Birmingham (UK) and Glasgow, Scotland. The Board values Mr. Anderson’s project management skills, education in board governance practices and business strategic planning capabilities.
Julian F. Barnwell, Jr.: Julian F. Barnwell, Jr. has been a director since 2001 and from 1991 has served as the President and Chief Executive Officer of Design & Production, Inc., an exhibit project management, production and technology systems company that provides services to museums, educational institutions, visitor centers, information centers, science and nature centers, and major expositions throughout the United States and abroad. Mr. Barnwell’s significant Board and executive experience as well as his acumen and organizational skills are valued by the Board.
Katherine D. Bonnafé: Katherine D. Bonnafé became a director in 2018. Since 2019, she has been Chief Executive Officer of Combined Creative LLC, a strategy and investment family office headquartered in Bethesda, Maryland overseeing investments and new business initiatives. Prior to Combined Creative, Ms. Bonnafé had a 30-year career at Combined Properties, Incorporated, a commercial management and development company. The Board believes Ms. Bonnafé market and industry knowledge and her operations management capabilities allow her to strengthen the Board’s overall effectiveness.

(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

James M. Burke: James M. Burke has been a director since 2014 and is the President of Burke Capital Corporation, an unaffiliated financial consulting company based in San Francisco, California, which he founded in 1991. His company specializes capital sourcing, crisis management, restructurings, and exits and harvests. He is a fifth-generation lineal descendant of one of the Company’s founders. The Board values Mr. Burke’s strategic problem-solving ability and broad business acumen, as well as his deep understanding of the Bank’s history.
James P. Geary, II: James P. Geary II has been a director since 20071 and is a Partner of the law firm Geary & Geary and has practiced law since 1982. Mr. Geary is a title insurance agent for Old Republic Title Insurance Company and First American Title Insurance Company. He is a current member of the West Virginia Forestry Association. Mr. Geary has served as a mediator in the 21st and 22nd West Virginia Judicial Circuits and serves as the Mental Hygiene Commissioner in the 21st West Virginia Judicial Circuit. He is a charter member of the Grant and Hardy County Gideons and is the Faithfund Regional Program Leader of the West Virginia Gideons International. Mr. Geary was also a professor at Shepherd College, Shepherdstown, West Virginia. The Board values Mr. Geary’s knowledge in real estate and general market knowledge.
Georgette R. George: Georgette R. George has been a director since 2010.1 Ms. George is the Chief Executive Officer and Executive Team Member of Monarch Holdings and employed by Affiliate Services, a Monarch Holdings Company. She has been engaged with the businesses within Monarch for more than 30 years. She is a principal in a number of business enterprises involved in various retail, office, and hotel development projects, of which she manages the administrative, hotel, and financial operations. Ms. George has served on the Boards of numerous non-profit organizations, including the Thomas Hospital Foundation, Community Council of Kanawha Valley, and the Convention Bureaus of the cities of both Charleston and South Charleston. She currently serves as a director of the West Virginia Regional Technology Park Corp, Greater Kanawha Valley Foundation, West Virginia Investment Management Board and the West Virginia School of Osteopathic Medicine Foundation. She is a member of the Federal Reserve West Virginia Advisory Committee for the Fifth District. Ms. George’s experience and skills in accounting and finance are valued by the Company.
Gary L. Hinkle: Gary L. Hinkle has been a director since 1993.1 Mr. Hinkle is currently the President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel, Inc., and H. T. Services, Inc. and has over 45 years of experience in owning and operating his own business. Mr. Hinkle’s business knowledge and entrepreneurial skills are valued by the Company.
Shawn P. McLaughlin: Shawn P. McLaughlin has been a director since 2008. He is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., a financial services firm based in Alexandria, Virginia, which he founded in 2011. Additionally, Mr. McLaughlin serves as President and Chief Executive Officer of Management Solutions Plus, Inc., a full-service association management company. His experience and skills in accounting, finance, and communication are valued by the Board.
Charles S. Piccirillo: Charles S. Piccirillo has been a director since 1998.1 Mr. Piccirillo was a member in the law firm of Shaffer & Shaffer, PLLC through 2020, at which time he became counsel to Shaffer & Shaffer, PLLC. On January 1, 2021, Mr. Piccirillo established and is the sole member of C.S. Piccirillo Law, PLLC. He is also a Partner with Lawoff Associates, and President of Auggus Enterprises, Inc., both of which are real estate entities. Mr. Piccirillo has more than 30 years of trial experience and has bar admissions to the West Virginia Supreme Court of Appeals and the United States District Courts throughout West Virginia. His market knowledge and experience in real estate law are valued by the Board.

(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

Jose D. Riojas: Jose D. Riojas has been a director since 2018. Brigadier General (U.S. Army, Retired) Riojas is the owner of Jose D. Riojas, LLC, a consultancy company formed in 2015, specializing in executive coaching and organizational strategic development. Before that, he served as the Chief of Staff and Assistant Secretary of Operations at the U.S. Department of Veterans Affairs (VA). Prior to joining VA, he served as the Vice President for Strategic Initiatives at the University of Texas at El Paso after completing his final military assignment as the Commanding General of Joint Task Force North, a multi-agency organization. His experience in leadership development, strategic planning, and risk management provides valuable perspective to the Board.
Jill S. Upson: Jill S. Upson has been a director since 2021.1 Since 2018, Ms. Upson has served as Executive Director of the Herbert Henderson Office of Minority Affairs and serves as Executive Director of the West Virginia Women’s Commission. Ms. Upson is a former member of the West Virginia House of Delegates where she served as Vice Chair of the Banking and Insurance Committee in addition to serving on various committees, caucuses, and commissions. Ms. Upson holds the distinction of making state history as the first black Republican woman elected to the West Virginia House of Delegates. Due to her steadfast leadership in criminal justice reform, Ms. Upson was recognized by the Governor of West Virginia with his Civil Rights Award. She also serves as Chair of the Martin Luther King, Jr. State Holiday Commission, and Chair of the COVID-19 Advisory Commission on Racial Disparities. Ms. Upson’s skills in negotiations and communication are valued by the Board.
In addition to the information presented above regarding each nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our directors and nominees have a reputation for integrity and adherence to high ethical standards. Each of our nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our nominee’s experience on other company boards and board committees.

(1) References to Company Board service tenure for Director Maddy, Bean, Geary, George, Hinkle, Piccirillo, and Upson are for Summit Financial Group, Inc., prior to the merger with and into Burke & Herbert Financial Services Corp. on May 3, 2024, when those directors became directors of Burke & Herbert Financial Services Corp.

BOARD OF DIRECTORS
Director Independence
The independence of our directors is determined under the corporate governance rules of NASDAQ. The independence rules of NASDAQ include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. It has been determined by the Board that the following directors are independent persons under NASDAQ Rule 5605(a)(2): Mark G. Anderson, Julian F. Barnwell, Oscar M. Bean, Katherine D. Bonnafé, James P. Geary, II, Georgette R. George, Gary L. Hinkle, S. Laing Hinson, Jason A. Kitzmiller, Shawn P. McLaughlin, Charles S. Piccirillo, Jose D. Riojas and Jill S. Upson. David P. Boyle, the Company’s Chair and Chief Executive Officer, and H. Charles Maddy III, President and Director, are not independent because they are executive officers of the Company and James M. Burke is not independent because of his family relationship with E. Hunt Burke, who is a former executive officer and current employee of the Company. In addition, our Board determined that directors Nicholas Carosi III and Michael D. Lubeley who served until the consummation of the Summit Merger, were independent under NASDAQ Rule 5605(a)(2). E. Hunt Burke was not independent during his service as a director until consummation of the Summit Merger because he received a salary in excess of $120,000. The NASDAQ listing standards contain additional requirements for members of the Audit Committee and the Compensation Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.
The Board considered the following relationships in evaluating the independence of the Company’s directors and determined that none of the relationships constitute a material relationship with the Company and each of the relationships satisfied the standards for independence:
•The Bank provided lending and/or financial services to members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations in 2024 in the ordinary course of business and on substantially the same terms as those available to unrelated parties;
•Georgette George’s husband is a partner of a law firm that received payments for legal services provided to the Company or its subsidiaries during 2024; and
•Georgette George’s husband is an indirect owner of an entity that purchased a building and real estate from the Bank.
Board Diversity
The Company currently has three female directors, one of whom is African American. The Company currently has thirteen male directors, one of whom is Hispanic. The Company also has two directors who are military veterans. Of the director nominees, three are females and twelve are males.
Board Leadership Structure
In 2023, the Board of Directors determined to combine the roles of Chief Executive Officer and Chair and appointed David P. Boyle as Chair of the Board. This decision was based upon a variety of factors, including Mr. Boyle’s demonstrated leadership qualities and extensive knowledge and experience with respect to the banking industry in general and the Company’s operations in particular. Based on the foregoing, the Board of Directors determined that Mr. Boyle was in the best position to fill the strategic role of Chair of the Board, and the Board of Directors continues to believe this to be the case.
To also provide independent leadership for the Board, the Board appointed Mr. Hinson to serve as Vice Chair upon Mr. Boyle’s appointment as Chair in 2023 and Oscar M. Bean as Co-Vice Chair upon completion of the Summit Merger. The Vice Chairs’ duties include acting as a liaison between the Board and management, approving the agenda for each Board meeting, leading the annual evaluation of the Chair and CEO and acting as the chair for executive sessions of the Board. Because the Board is comprised of other strong independent directors and conducts regular executive sessions, which are led by the Vice Chairs, the Board believes that its current leadership structure is appropriate as it fosters balanced oversight of the Board’s functions and decision-making processes while allowing Mr. Boyle to focus on the Company’s strategic day to day operations as well as, along with the rest of the Board, its strategic direction, and allows the Vice Chairs to help foster Board independence and balanced oversight of the Board’s functions and decision-making processes.
Role of the Board in Risk Oversight
The Enterprise Risk Management Committee of the Board oversees and approves the enterprise-wide risk governance framework (the “ERM Framework”) and oversees the processes established to identify, assess, monitor, and report the Company’s risks. The Audit Committee of the Board, the Compensation Committee of the Board, and the Nominating & Governance Committee of the Board, as well as Burke & Herbert Bank & Trust-level committees including the Credit Risk Management Committee, the Asset & Liability Management Committee, the Trust & Wealth Management Committee, the Technology Committee, and the Regulatory Risk Committee, are in place to help ensure the risk expectations defined by our ERM Framework are followed and that business decisions are made and executed consistent with the Board’s desired risk profile.
The Enterprise Risk Management Committee is responsible for oversight of risk management through, among other activities, the review of the Enterprise Risk Profile and the discussion of key risk trends and issues. The Committee manages the Company for the long term, and our ERM Framework and risk appetite consider the longer-term strategic risks that face the Company. However, a significant focus is applied to those risks, such as credit, operational, liquidity and information security risks, that may have a material impact on the Company in the short or medium term. Independent risk reporting and escalation practices provide the Enterprise Risk Management Committee the opportunity to understand significant risks the Company faces, understand how those risks affect our risk profile and risk appetite, and provide feedback on management’s plans to manage the Company’s alignment with our risk appetite. Additionally, this transparency supports decisions made by the Enterprise Risk Management Committee. The Chief Risk Officer, who reports to the Chief Executive Officer, provides regular reports to the Enterprise Risk Management Committee regarding the Company’s risk profile, significant existing, new, or emerging risks, and significant initiatives to identify, manage and control such risks. Our ability to report on significant new, emerging or existing risks through the risk reporting framework and committee governance structure allows the Enterprise Risk Management Committee to engage in an active dialogue with executive leadership on those risks, provide perspective on the effect of the risk to the Company’s risk profile and provide feedback on management’s plans to manage the Company in alignment with our risk appetite. Our disclosure controls and procedures outline management’s responsibilities with respect to financial disclosures. These responsibilities directly align with the ERM Framework, which is overseen and approved by the Enterprise Risk Management Committee.
Our governance structure, risk reporting framework, and communication and escalation practices allow for the escalation of significant new, emerging, and existing risks that, if left unmitigated, could push the Company outside of our risk appetite or disrupt our ability to achieve our business objectives. The Company regularly engages external parties, both formally and informally, to help ensure future threats and trends are identified and considered in our ongoing risk identification, assessment, monitoring, and reporting frameworks. Engagements with external parties include memberships in industry trade groups, consultations with industry experts and formal engagements with independent consultants. As new or emerging risks are identified, we evaluate the comprehensiveness of our existing ERM Framework to identify, assess, monitor, and control those risks.
Anti-Hedging Policy
The Company’s Insider Trading Policy includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

Code of Ethics
The Company has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Company has posted this Code of Ethics on its Investor Relations website at https://investor.burkeandherbertbank.com/ under “Governance Documents.” Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.
Attendance at Annual Meetings of Shareholders
The Company does not have a written policy regarding director attendance at the annual meetings of shareholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors standing for election attended the Annual Meeting of Shareholders on July 15, 2024.
Communications with the Board of Directors
Any shareholder who wishes to communicate with the Board of Directors or an individual director may do so by writing to: Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314, Attention: Corporate Secretary. The letter should indicate that the sender is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Meetings and Committees of the Board of Directors
The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The committees of the Board of Directors are the Audit Committee, Compensation Committee, the Nominating and Governance Committee, and the Enterprise Risk Management Committee.
The Board has adopted a written charter for each of those committees, and copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are available on the Investor Relations section of our website at https://investor.burkeandherbertbank.com/. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.
The Board of Directors held four meetings during the year ended December 31, 2024. No member of the Board of Directors of the Company or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).
Audit Committee. The Audit Committee is currently comprised of Directors Georgette R. George, Gary L. Hinkle, S. Laing Hinson, Jason A. Kitzmiller, Shawn P. McLaughlin, and Charles S. Piccirillo. Jose D Riojas served on the Audit Committee during the first quarter of 2024. Each member of the Audit Committee is “independent” in accordance with applicable SEC rules and NASDAQ listing rules. The Audit Committee’s responsibilities include:
•Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•Recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements;

•Selecting, evaluating, and if necessary, replacing the independent auditor, and managing the appointment, compensation, retention, and oversight of the work of the independent auditor;
•Meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures;
•Considering the effectiveness of the Company’s internal control system, including information technology security and control;
•Pre-approving all auditing services and generally approving permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor; and
•Forming and delegating authority to subcommittees consisting of one or more members of the committee, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions to grant pre-approval by such subcommittees shall be presented to the full committee at its next scheduled meeting.
The Audit Committee of the Company met five times during the year ended December 31, 2024.
Audit Committee Financial Expert. The Board of Directors has determined that Shawn P. McLaughlin, an independent director as required under the NASDAQ listing standards, qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. Mr. McLaughlin is the President and Chief Executive Officer of McLaughlin Ryder Investments, Inc., where all finance and accounting functions report to him. Mr. McLaughlin earned his Bachelor of Science in Business Administration from Georgetown University and has been an investment advisor for more than 40 years. Mr. McLaughlin possesses an understanding of US GAAP and financial statements, the ability to assess the general application of US GAAP principles in connection with accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those in the Company’s financial statements, an understanding of internal controls and procedures over financial reporting, and an understanding of the Audit Committee functions. In addition, each Audit Committee member has the ability to analyze and evaluate the Company’s financial statements as well as an understanding of the Audit Committee’s functions.
Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of Katherine D. Bonnafé, James P. Geary II, S. Laing Hinson, Jose D. Riojas, and Charles S. Piccirillo. Michael D. Lubeley served on the Nominating and Governance Committee during the first quarter of 2024. Each member of the Nominating and Governance Committee is “independent” in accordance with NASDAQ listing rules. The Nominating and Governance Committee of the Company met five times during the year ended December 31, 2024. The Nominating and Governance Committee’s responsibilities include:

•Identifying individuals qualified to become members of the Board;
•Recommending to the Board the director nominees to be presented by the Board for shareholder approval at the annual meeting;
•Recommending to the Board the director nominees to fill vacancies on the Board as necessary;
•Advising the Board regarding the size and diversity of the Board, including the composition and the applicable diversity objectives or requirements of any applicable law or exchange rule, and where required, draft any necessary public disclosure relating to the Company’s Board diversity in light of any applicable law or exchange rule;
•Reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance and recommend any proposed changes to the Board for approval;

•Advising the Board and the Company in interpreting and applying the Company’s policies and practices on corporate governance and serve as a resource for the Board in addressing any corporate governance issues or matters that may arise;
•Reviewing, assessing the adequacy of, and recommending for approval the Company’s Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and Insider Trading Policy;
•Reviewing any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommending appropriate action to the Board; and
•On an annual basis, conducting a self-evaluation of its performance in fulfilling its duties and responsibilities under its charter.
Our Board has delegated to the Nominating and Governance Committee the responsibility for reviewing and recommending to the Board, for its consideration and approval, guidelines addressing criteria for prospective director candidates as it deems necessary or advisable. The Nominating and Governance Committee is also charged with recommending to our Board specific candidates for election as directors. The Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the Nominating and Governance Committee may consider all facts and circumstances, including among other things, the skills of the prospective director candidate, his or her breadth of business or other experience, his or her independence, and our particular needs and the needs of our Board. The Nominating and Governance Committee is authorized to engage consultants or third party search firms to assist in identifying and evaluating potential nominees at our expense.
Any shareholder may submit, for consideration and nomination by the Nominating and Governance Committee any candidate or candidates for election to the Board at any annual meeting of the Company’s shareholders by following the notice procedures and providing the information required our Bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our Bylaws require a shareholder to provide us with written notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year's annual meeting. If the current year’s annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than (i) the close of business on the later of the 90th day prior to such annual meeting or (ii) the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. Our Bylaws require that the nominating shareholder’s notice include each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders are advised to carefully review our Bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholder of candidates for election to the Board.
Compensation Committee. The Compensation Committee is currently comprised of Mark G. Anderson, Oscar M. Bean, Katherine D. Bonnafé, James P. Geary II, and Shawn P. McLaughlin. Nicholas Carosi III served on the Compensation Committee during the first and second quarter of 2024. Each member of the Compensation Committee is “independent” in accordance with NASDAQ listing rules. No member of the Compensation Committee is a current or former officer or employee of the Company. The Compensation Committee met five times during the year ended December 31, 2024.
Enterprise Risk Management Committee. The Enterprise Risk Management Committee is comprised of Mark G. Anderson, Julian F. Barnwell, Jr., Oscar M. Bean, James M. Burke, Gary L. Hinkle, Jason A. Kitzmiller, Jose D. Riojas, and Jill S. Upson. Nicholas Carosi III served on the Enterprise Risk Management Committee during the first and second quarter of 2024. The Enterprise Risk Management Committee met three times during the year ended December 31, 2024.
Other Committees. The Bank has a standing Credit Risk Management Committee, Asset & Liability Management Committee, Trust & Wealth Management Committee, Technology Committee, and Regulatory Risk Committee.

AUDIT COMMITTEE REPORT
The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.
The Audit Committee has submitted the following report (the “Audit Committee Report”) for inclusion in this Proxy Statement:
The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2024, and has discussed them with management. The Audit Committee has also discussed with Crowe LLP, the Company’s external independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 and by the SEC rules. The Audit Committee has received the written disclosures and has the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communication with the Audit Committee concerning its independence, and has discussed with Crowe LLP, its independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee
Georgette R. George
Gary L. Hinkle
S. Laing Hinson
Jason A. Kitzmiller
Shawn P. McLaughlin
Charles S. Piccirillo

EXECUTIVE OFFICERS

The following table lists each of the Company’s executive officers as of March 17, 2025.

Name	Age	Position
David P. Boyle	61	Chair, Director, and Chief Executive Officer
H. Charles Maddy, III	62	Director, President
Roy E. Halyama	57	Executive Vice President and Chief Financial Officer
Robert S. Tissue	61	Executive Vice President of Financial Strategy
Danyl R. Freeman	54	Executive Vice President and Chief Human Resources Officer
Joseph W. Hager	42	Executive Vice President and Chief Operating Officer
Robert V. Hintelmann Jr.	56	Executive Vice President and Chief Credit Officer
Lauren N. Kimlel	55	Executive Vice President of Branch Banking
Julie R. Markwood	57	Senior Vice President
Kirtan Parikh	43	Senior Vice President and Interim Chief Accounting Officer
Bradford E. Ritchie	57	Executive Vice President and Chief Lending Officer
Shannon B. Rowan	59	Executive Vice President and Director of Trust & Wealth Management
Jennifer P. Schmidt	55	Executive Vice President and Chief Risk Officer
Angela R. Zirk	47	Executive Vice President and Chief Experience Officer
The business experience of each of our executive officers is set forth below (except for Mr. Boyle and Mr. Maddy, whose information is included in Proposal 1 – Election of Directors). No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.
Roy E. Halyama serves as Executive Vice President and Chief Financial Officer joining in 2021. From 2019 to 2021, he served as Chief Financial Officer for an affiliate of PNC Financial Services Group, Inc., in Pittsburgh, Pennsylvania. His previous experience also includes a corporate finance role at a regional bank in Pittsburgh, Pennsylvania, and several accounting, finance and investment roles over the course of sixteen years at regional and large financial institutions in Ohio and New York. Roy earned a Bachelor of Science degree in Business Administration, Accounting and an MBA, Finance at The Ohio State University.
Robert S. Tissue serves as Executive Vice President and Head of Balance Sheet Strategy. He previously served as Executive Vice President and Chief Financial Officer of Summit Financial Group, Inc. from 1998 to 2024. Before joining, he served in public accounting at Baker Tilly and is a Certified Public Accountant. Rob graduated cum laude with a B.S. in Business Administration, major concentration in Accounting from West Virginia University.
Danyl R. Freeman serves as Executive Vice President and Chief Human Resources Officer. She previously served as Executive Vice President and Chief Human Resources Officer of Summit Financial Group, Inc. from May 2019 to 2024 and served as Senior Vice President and Chief Human Resources Officer of Summit Community Bank, Inc. from 2015. Danyl is a Board Member of the McCoy-McMechen Museum Board and a past Board Member and past Chair of the Moorefield High School Scholarship Fund. She has taught various classes at the West Virginia Bankers Association Banking School and has also been an instructor of Principles of Banking. Danyl earned a Bachelor of Science in Accounting and Bachelor of Science in Management from Alderson Broaddus College in Philippi, WV. She is also a graduate of the West Virginia Banking School.
Joseph W. Hager serves as Executive Vice President and Chief Operations Officer. He previously served as Executive Vice President and Chief Risk Officer of Summit Financial Group, Inc. from October 2022 to 2024. He joined Summit Financial Group, Inc. in 2016 serving as Chief Audit Executive. Before joining, he served as a public accountant at Baker Tilly and PricewaterhouseCoopers LLP. He is a graduate of West Virginia University and a licensed Certified Public Accountant.

Robert V. Hintelmann, Jr. serves as Executive Vice President and Chief Credit Officer. Mr. Hintelmann has more than 25 years of credit experience in the financial services industry. Mr. Hintelmann most recently served as the Executive Vice President and Deputy Credit Officer of a super-regional bank based in the Mid-Atlantic region.
Lauren N. Kimlel serves as Executive Vice President of Branch Banking. She previously served as Executive Vice President and Chief Banking Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2023 and Executive Vice President and Chief Operating Officer of Provident State Bank, Inc. from 2020 and Senior Vice President and Chief Risk Officer from 2019. Prior to 2019, she held roles in Business Banking and Credit Administration with M&T Bank from 2006. An alumna of Frostburg State University, Kimlel earned her MBA from Salisbury University, specializing in finance. She is an active member of the Federal Reserve Bank of Richmond's Payments Advisory Council and holds a board position with Advanced Fraud Solution Advisory Council.
Julie R. Markwood serves as Senior Vice President. She previously served as Executive Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from May 2022. She served as Senior Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from 2019 to 2022 and Vice President and Chief Accounting Officer of Summit Financial Group, Inc. from 2005 to 2019. She holds an undergraduate degree in business, with a concentration in accounting.
Kirtan Parikh serves as both the Director of Strategy and Interim Chief Accounting Officer of the Bank and the Company. Mr. Parikh previously served as Senior Vice President, Chief Accounting Officer of the Bank and the Company prior to the merger of the Bank and the Company with Summit Community Bank, Inc., and Summit Financial Group, Inc., respectively, which occurred on May 3, 2024. Mr. Parikh joined the Bank in 2021. From 2015 to 2021, he was a director and senior manager at Deloitte, consulting clients on accounting, internal controls, finance, and regulatory matters. He also served as a Professional Accounting Policy Fellow with the Office of the Comptroller of the Currency. He earned a Bachelor of Business Administration from Boston University with a concentration in Finance and Accounting. He is a licensed Certified Public Accountant in the Commonwealth of Virginia and is a CFA charterholder.
Bradford E. Ritchie serves as Executive Vice President and Chief Lending Officer. He previously served as Executive Vice President of Summit Financial Group, Inc. and President of Summit Community Bank, Inc. from 2012 to 2024. He participates in a variety of professional and community service activities which include serving as Director of the Community Bankers of West Virginia, past Director of the Federal Home Loan Bank of Pittsburgh, and Director of the Rhea of Hope Foundation. He also serves on the fundraising campaigns for the Young Men’s Christian Association and the Buckskin Council, Boy Scouts of America. Brad graduated with a Bachelor of Science degree in Business Administration with a major in Accounting from West Virginia University and is also a licensed Certified Public Accountant.
Shannon B. Rowan serves as Executive Vice President of Wealth Services. Prior to joining in 2011, he was an area director of financial advisors at a large financial services company and held a senior role with a regional firm. Shannon graduated from the University of Mary Washington with dual degrees in Philosophy and Psychology. He holds the CERTIFIED FINANCIAL PLANNER™ (CFP®), Accredited Investment Fiduciary (AIF®), and Chartered Life Underwriter (CLU®) designations, FINRA Series 65, 24, 7, 6, 63 certifications, and holds Life and Health Insurance licenses.
Jennifer P. Schmidt serves as Executive Vice President and Chief Risk Officer. She joined in 2014 with more than 30 years of experience in strategy, operations and compliance management. She earned a Bachelor of Mechanical Engineering from Villanova University, a Master of Science in Engineering Mechanics from Cleveland State University and a dual Master of Business Administration and Master of Engineering Management from Northwestern University. She is also a graduate of the Stonier Graduate School of Banking.
Angela R. Zirk serves as Executive Vice President and Chief Experience Officer. She previously served as Executive Vice President and Chief Experience Officer of Summit Financial Group, Inc. and Summit Community Bank, Inc. from 2005 to 2024. A graduate from West Virginia University, Angie also holds an ABA School of Bank Marketing and Management degree, a Certified Financial Marketing Professional certification and is a graduate from the ABA Stonier Graduate School of Banking and completed the Wharton Leadership Program. Angie also attended the West Virginia Bankers Association Emerging Leaders Program and is a Board Member of various community nonprofits.

EXECUTIVE COMPENSATION
Overview
The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers that significantly contribute to the Company’s success. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk, and advance the interests of our shareholders. As such, the Company’s compensation program is designed to provide levels of compensation that reflect the executive’s role in the organization and reward the individual’s performance within the context of the Company’s performance.
The Compensation Committee of our Board believes that evaluating performance in this manner aligns the interests of our executive officers with the achievement of long-term sustainable financial performance and resulting increases in shareholder value. We believe that our compensation program contributes to achieving these results. The principal elements of our executive compensation program are annual base salary, incentive compensation, including short-term incentive compensation through annual cash bonuses and long-term incentives through the grants of equity-based awards and participation in our deferred compensation plans. In addition, we provide our executives with benefits that are generally available to all eligible employees.
We view the principal elements of our executive compensation as related, but distinct, and aim to deliver competitive annual total compensation opportunities to the Company’s executive officers commensurate with individual and Company performance. We determine the appropriate level for each compensation element based, in part, but not exclusively, on our view of internal equity and consistency, performance, the competitive landscape, and other information we deem relevant. We believe that equity-based awards are a motivator in attracting and retaining executives over the long-term, and that salary and cash bonuses are important considerations in the short-term.
Annually, our Compensation Committee performs a strategic review of our executive officers’ total compensation. Through this review, the Compensation Committee determines whether the Company adequately compensates our executive officers for both individual and organizational results, relative to external compensation benchmarks. The Compensation Committee considers the Company’s internal objectives (financial and non-financial), the individual executive’s contribution to Company objectives, external peer compensation levels, and peer performance in making annual compensation decisions for the Company’s executive officers. The Compensation Committee also engages an independent third-party compensation consultant, from time-to-time, to help ensure that our executive compensation practices align with general peer compensation approaches. On an annual basis, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee determines and approves the compensation and perquisites to be paid or provided to the Chief Executive Officer based on this evaluation, taking into account the Company’s performance. The Chief Executive Officer may not be present during voting or deliberations on his compensation. The Compensation Committee also annually reviews, in consultation as appropriate with the Chief Executive Officer, the performance of all other executive officers and determines and approves the compensation and perquisites to be paid or provided to the other executive officers, including: base salaries and incentive bonuses; any other executive compensation or perquisite; any compensation under a plan or program that has been adopted by the Company; the terms and conditions of employment contracts and arrangements, if applicable; and equity awards and any other form of long-term compensation.
The Compensation Committee also continually reviews the Company’s compensation policies to identify any practice that might encourage an employee to expose the Company to unacceptable risk. At the present time, the Compensation Committee is satisfied that the current executive compensation program does not encourage the Company’s executive officers, including the NEOs, to expose the Company to inappropriate risk.
Summary Compensation Table
The following table sets forth an overview of the compensation for David P. Boyle, Chair & Chief Executive Officer, Roy E. Halyama, Executive Vice President, Chief Financial Officer, and H. Charles, Maddy, III,

President, who collectively constitute our NEOs for the year ended December 31, 2024. The current compensation of the NEOs is not necessarily indicative of how we will compensate our NEOs in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

Name & Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
David P. Boyle, Chair & Chief Executive Officer	2024	$825,000	$—	$671,695	$1,184,928	$4,094	$182,429	$2,868,146
	2023	825,000	—	388,296	—	4,142	357,384	1,574,822
Roy E. Halyama, Executive Vice President — Chief Financial Officer	2024	401,923	—	307,578	542,593	549	93,325	1,345,968
	2023	350,000	—	139,930	—	—	150,469	640,399
H. Charles Maddy, III, President	2024	634,250	1,320,750	294,008	518,655	34,760	15,782	2,818,205
(1)The amount represents a one-time special bonus paid to Mr. Maddy from the Bank following the Summit Merger pursuant to the Employment Agreement by and between the Bank and Mr. Maddy dated August 24, 2023.
(2)The amounts represent the aggregate grant date fair value of performance-based stock units (“PRSU”) awards granted in 2024 pursuant to the Burke & Herbert Bank 2024-2025 Merger Incentive Plan (“MIP”) calculated in accordance with the Financial Accounting Standards Board Accounts Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 23 — Share-Based Compensation to the Company’s 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, for additional information about the Company’s share-based compensation plans, including the assumptions made in the valuation of awards.
(3)The amounts represent the cash incentive awards earned for 2024 under the MIP.
(4)Represents the above-market only earnings that exceed 120% of the applicable federal long-term rate for the Supplemental Executive Retirement Plan; see more detail below within “Other Compensation & Benefits.”
(5)The 2024 compensation represented by the amounts set forth in the “All Other Compensation” column in the table above is detailed in the following table.

Name & Principal Position	Life Insurance Premiums	Supplemental Executive Retirement Plan Contribution	Split Dollar Life Insurance Benefit	Matching Contributions to 401(k) Plan	Total
David P. Boyle, Chair & Chief Executive Officer	$3,564	$165,000	$1,790	$12,075	$182,429
Roy E. Halyama, Executive Vice President — Chief Financial Officer	—	81,250	—	12,075	93,325
H Charles Maddy, III — President	396	—	1,586	13,800	15,782

Elements of Compensation
Base Salary
We generally set base salaries for the executive officers based on the executive’s experience, individual performance for the prior year and our prior year financial results. We also consider comparative peer salary data and believe that base salaries are set at levels that enable us to hire and retain individuals in the banking/finance industry that can drive achievement of the Company’s overall objectives.
The Compensation Committee generally reviews executive salaries at the beginning of a calendar year, with new salaries taking effect in March or April for 2024. The Compensation Committee determined to keep the 2024 base salary for Mr. Boyle at his 2023 rate, which was $825,000. Mr. Halyama’s base salary was raised from $350,000 in 2023 to $425,000, effective January 1, 2024. Mr. Maddy’s base salary was set at $650,000 for 2024. Mr. Maddy commenced working for the Bank in May, 2024 following the Summit Merger.
Long-Term Incentive Compensation
2019 Stock Incentive Plan
In 2019, the Company adopted the 2019 Stock Incentive Plan (the “2019 SIP”) in order to attract and retain talented personnel and to provide incentives to such personnel that promote the long-term success of the Company. Under the 2019 SIP, the Compensation Committee granted both time and performance-based restricted stock awards.
The time-based RSU grants generally cliff vest three years after the grant date, subject generally to continued service. The awards provide for accelerated vesting upon the death or disability of the NEO. In addition, certain of the NEOs have a contractual entitlement to accelerated vesting upon specific involuntary termination events or a change in control of the Company, as described in further detail in the section entitled “Employment Agreements” below. If dividends are declared while the RSUs remain outstanding, the NEO will receive those declared and accrued cash dividends upon the vesting of the underlying award.
The performance based restricted stock awards (“PRSUs”) were made to Messrs. Boyle and Halyama on January 19, 2023, to incentivize these NEOs to increase shareholder value over a prescribed performance period by achieving a targeted and sustained stock price. To the extent the target stock price is achieved for a consecutive period of 15 trading days or a non-consecutive period of 30 trading days, the awards will vest, subject generally to continued service, upon the fifth anniversary of the grant date. The awards also provide for accelerated vesting beginning on the third anniversary of grant, to the extent the stock price performance condition is achieved earlier. The awards provide for accelerated vesting upon the death or disability of the award recipient. In addition, certain of the NEOs have a contractual entitlement to accelerated vesting upon specific involuntary termination events or a change in control of the Company, as described in further detail in the section entitled “Employment Agreements” below. If dividends are declared while the PRSUs remain outstanding, the award recipient will receive such declared and accrued cash dividends upon the vesting of the underlying award. The outstanding RSUs and PRSUs under the 2019 SIP are set forth in the Outstanding Equity Awards at Fiscal Year End 2024 table.
2023 Stock Incentive Plan

In March, 2023, the shareholders of the Company approved the 2023 Stock Incentive Plan (the “2023 SIP”), an omnibus plan providing for the grant of various types of equity awards. The 2023 SIP replaced the 2019 SIP. To date, the Company has granted RSUs under the 2023 SIP to executives who are not NEOs and to members of the Board (excluding Messrs. Boyle and Maddy). The grants to directors in 2024 vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements. The grant date value of such awards are included in the “Stock Awards” column of the Directors Compensation table.

Merger Incentive Compensation
On May 1, 2024, the Company’s Board approved and adopted the Burke & Herbert Bank 2024-2025 Merger Incentive Plan (the “MIP”). The MIP became effective on May 3, 2024, the closing date (“Closing Date”) of the Summit Merger. The MIP was intended to provide cash and equity-based incentive compensation to select members of management of the Company and its affiliates, and to incentivize such individuals to achieve key milestones following the Summit Merger. The Compensation Committee established a “Total Target Incentive” covering a period of two years for each participant in the MIP. The Total Target Incentive for both 2024 and 2025 for each NEO, expressed as a dollar amount, was as follows:

	2024 MIP Target Incentive	2025 MIP Target Incentive	MIP Total Target Incentive
David P. Boyle	$1,485,000	$1,485,000	$2,970,000
Roy E. Halyama	680,000	680,000	1,360,000
H. Charles Maddy, III	650,000	650,000	1,300,000

Each participant has the opportunity to earn between 0% - 150% of their Total Target Incentive, as described further below.
Cash Incentives
Each participant has the opportunity to earn four cash incentives under the MIP; however the participant must be continuously employed by the Bank through the payout date in order to receive the cash incentive. Two cash incentive opportunities are based on the Company’s achievement of its merger cost savings goals in 2024 and 2025, and the remaining two cash incentive opportunities are based on the Company achieving its earnings per share goals for 2024 and 2025.
Merger Cost Savings (“MCS”) Cash Incentive
Of the Total Target Incentive, 25% of each participant’s Total Target Incentive is allocated to a cash incentive that may be earned between 0% - 150% of target based on the Company’s achievement of its merger cost savings goal from the Closing Date through the end of 2025, with the potential to earn an initial payment during the first quarter of 2025 based on 2024 performance if the “threshold” (or greater) performance goal has been achieved, and the potential to earn a second payment during the first quarter of 2026 based on performance through 2025.

Merger Cost Savings ("MCS") Cash Incentive
	Below Threshold	Threshold	Target	Maximum
Merger Cost Savings	< $10 Million	$10 million	$20 million	$30 million or more
% of Total MCS Incentive Earned	—%	50%	100%	150%
Earnings Per Share (“EPS”) Cash Incentive
Between 15% - 28.125% of each participant’s Total Target Incentive amount is allocated to a cash incentive that may be earned between 0% - 150% of target based on the Company’s GAAP earnings per share on a diluted basis (“EPS”) performance from the Closing Date through the end of 2024, payable in the first quarter of 2025. In addition, between 15% - 28.125% of each listed individual's Total Target Incentive is allocated to a cash incentive that may be earned between 0% - 150% of target based on the Company’s EPS performance in 2025, payable in the first quarter of 2026. The Company’s EPS must meet or exceed the “threshold” goal in order for the cash incentive to be paid.

Earnings Per Share ("EPS") Cash Incentive
	Below Threshold	Threshold	Target	Maximum
% of EPS Target Achieved	Less than 80%	80%	100%	150% or more
% of Total EPS Incentive Earned	—%	80%	100%	150%

Equity Based Incentives
In addition, from 18.75% - 45% of each participant’s Total Target Incentive is allocated to performance-based restricted stock unit (“PRSU”) awards. To calculate the number of PRSUs (at target) subject to the PRSU awards, the applicable portion of the Total Target Incentive was divided by $51.14, the closing price of a share of the Company stock on the date of the Summit Merger, with the quotient representing the number of PRSUs (at target) to be awarded to the participant. Half of the PRSUs were awarded on the first business day following the Summit Merger (the “2024 EPS PRSU”), and the remainder was awarded on January 23, 2025 (the “2025 EPS PRSU”), subject generally to continued employment.
Between 0% - 150% of the target PRSUs granted under the 2024 EPS PRSU may be “banked” by the participant based on the Company’s EPS performance from the Closing Date to December 31, 2024, with the banked units vesting in three equal annual installments on the first, second, and third anniversaries of the Closing Date. Between 0% - 150% of the target PRSUs granted under the 2025 EPS PRSU may be “banked” by the participant based on the Company’s EPS performance in 2025, with the banked units vesting in three equal annual installments on the second, third, and fourth anniversaries of the Closing Date. Vesting of the PRSU awards is generally contingent on the participant’s continued employment, subject to acceleration upon certain qualifying events.

Number of PRSUs Banked Based on EPS Performance
	Below Threshold	Threshold	Target	Maximum
% of EPS Target Achieved	Less than 80%	80%	100%	150% or more
% of PRSUs that are Banked	—%	80%	100%	150%

2024 Performance
At the beginning of 2025, the Compensation Committee met and determined that the MCS from the Closing Date through the end of 2024 were over $27 million resulting in a total MCS cash incentive earned equal to 139.17%. The Compensation Committee also reviewed the EPS performance from the Closing Date through the end of 2024. Even though the Compensation Committee excluded approximately $3.85 million of accretion income on loans from total net income when calculating EPS, the EPS for 2024 exceeded the maximum amount of target resulting in a total EPS cash incentive earned equal to 150%. The cash incentives payable to the NEOs under the MIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Because the EPS goal exceeded target by 150% or more for 2024, the participants in the MIP were granted 150% of the 2024 PRSU Award resulting in a 50% increase to the 2024 EPS PRSU Award. The number of PRSUs granted and “banked” to the NEOs are as follows:

	Half PRSUs Granted on May 6, 2024 2024 EPS PRSU Award	Half PRSUs Granted on January 23, 2025 2025 EPS PRSU Award	Number of PRSUs underlying 2024 EPS PRSU Award Banked
David P. Boyle	13,068	13,607	19,602
Roy E. Halyama	5,984	5,984	8,976
H. Charles Maddy, III	5,720	5,720	8,580

The 2024 PRSU Award Banked column in the table above shows the total earned PRSUs for 2024 based on the Company’s EPS for 2024. The grant date fair value of the 2024 PRSU Award, as granted on May 6, 2024, is set forth in the Stock Awards column of the Summary Compensation Table. The fair market value of the 2024 PRSU Award, as increased by 50% based on the Company achieving the 2024 EPS goal, is set forth in the Outstanding Equity Awards at Fiscal Year End 2024 table.
Other Incentive Compensation
In addition to the MIP described above, the Compensation Committee may award other compensation to the NEOs in its discretion, in the form of cash bonuses or equity-based compensation. The Compensation Committee may consider a range of performance metrics, such as growth and expansion goals, strategic objectives, regulatory relationships, and risk management, among other items, in determining this additional compensation, if any, for each NEO.
The Compensation Committee did not award any other cash bonuses or equity-based compensation to the NEOs based on 2024 performance. Mr. Maddy was awarded a one-time special bonus payment of $1,320,750 in connection with the Summit Merger that was paid by the Bank following the Summit Merger. This one-time cash bonus is reflected in the “Bonus” column of the Summary Compensation Table shown above.
Equity Grant Practices
The Compensation Committee has the authority to grant restricted stock, restricted stock units, performance based restricted stock and other stock-based awards (collectively, “Full Value Awards”), and stock options and stock appreciation rights (“SARs”) (collectively, “Option Awards”) under the 2023 Stock Incentive Plan.
In 2022 and 2023, the Compensation Committee made grants of Full Value Awards to executive officers and employees in connection with the Company’s annual performance and compensation review process at the first Compensation Committee meeting in January of each year. In 2023, the grants included performance metrics and were granted early in the year to incentivize the executives to increase shareholder value over a prescribed performance period. In 2024, Full Value Awards were made to executive officers and employees under the MIP adopted in connection with the Summit Merger in May, 2024. These grants included performance metrics to be achieved during 2024 and 2025. The Compensation Committee does not currently grant Option Awards to its executive officers or employees.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. In addition, the Company does not time the disclosure of the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Outstanding Equity Awards at Fiscal Year-End 2024
The following table sets forth information concerning all RSU awards (both time-based and performance-based) held by the NEOs at December 31, 2024. The number of shares subject to each award have been adjusted to reflect any stock dividends, stock splits and merger of share exchange assumption adjustments effected after the date of such award (none of which gave rise to additional accounting expenses). Each RSU listed in the following table that was granted prior to 2024 was granted under the Burke & Herbert Bank & Trust Company 2019 Stock Incentive Plan (the “2019 SIP”). The performance-based RSUs granted on May 1, 2024 were granted under the MIP.

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (1)
David P. Boyle	5/06/2024	19,062	(4)	$1,188,706	—		$—
	1/19/2023	3,361	(2)	209,592	2,250	(3)	140,310
	1/21/2022	5,000	(2)	311,800	—		—
Roy E. Halyama	5/06/2024	8,976	(4)	559,743	—		—
	1/19/2023	829	(2)	51,696	1,250	(3)	77,950
	1/21/2022	960	(2)	59,866	—		—
H. Charles Maddy, III	5/06/2024	8,580	(4)	535,049	—		—
(1)Based on the $62.36 closing price of the Company’s common stock on December 31, 2024, the last trading day of the Company’s 2024 fiscal year, as quoted on the NASDAQ Stock Market LLC.
(2)Reflects time-based RSU awards that vest on the third anniversary of the grant date.
(3)Represents PRSUs granted in 2023, which are subject to a vesting performance condition based on a targeted and sustained market price of the Company’s stock price. To the extent the performance condition is achieved, the awards vest, subject to continued service, upon the fifth anniversary (January 19, 2028) of the grant date. The award also provides for accelerated vesting to the extent the performance condition is achieved before the end of the five-year performance period (but no earlier than January 19, 2026, the third anniversary of the grant date).
(4)Represents PRSUs granted under the MIP. Half of the PRSUs were awarded on May 6, 2024, the first business day following the Summit Merger (the “2024 EPS PRSU”), and the remainder was awarded on January 23, 2025 (the “2025 EPS PRSU”). The amounts shown in the column entitled “Number of shares or units of stock that have not vested” represent the number of 2024 EPS PRSUs “banked” by the NEOs based on the Company’s EPS performance from the Closing Date to December 31, 2024. The banked units vest in three equal annual installments on the second, third, and fourth anniversaries of the Closing Date. Vesting of the PRSU awards is generally contingent on the individual's continued employment, subject to acceleration upon certain qualifying events.
Other Compensation & Benefits
Deferred Compensation Plan
The Compensation Committee has adopted a Nonqualified Deferred Compensation Plan for Employees & Directors (the “Deferred Compensation Plan”), as amended and restated effective January 1, 2021. The Deferred Compensation Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to a “select group of management or highly compensated employees,” as such term is used in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be administered and construed in a manner consistent with that intent. The Deferred Compensation Plan is designed to allow eligible employees to defer a portion of their annual cash compensation, including their base salary and/or eligible cash incentives. When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred and the timing of distributions. There is no limit to the percentage of base salary that a participant can defer under the Deferred Compensation Plan. A participant’s interest in his or her account is fully vested at all times. The Company, at the Committee’s discretion, may also make contributions to the participants’ accounts, which vest in equal installments over five years, subject to acceleration upon a change of control or a participant’s retirement or death. Participants may elect to invest the amounts in the plan in various established funds. None of the NEOs participate in the Deferred Compensation Plan. Our directors may also participate in the Deferred Compensation Plan on the same general terms as employees.
Supplemental Executive Retirement Plans
The Company has a Supplemental Executive Retirement Plan (“SERP”), which was approved by the Board of Directors of the Bank effective as of January 1, 2010, and was amended and restated in its entirety, effective January 23, 2014. The Board of the Company assumed the obligations of the SERP in connection with the formation of the holding company. The purpose of the SERP is to attract and retain qualified individuals to serve as officers of the Company. The plan is intended to be an unfunded plan, maintained primarily for a “select group of management or highly compensated employees” (as such phrase is used in ERISA). Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the SERP will be no greater than the right of an unsecured general creditor of the Company. It is also intended that any benefit, payment, or other right under the plan shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Participation in the SERP is limited to Company employees that are designated by the Compensation Committee to participate. Mr. Boyle, and as of December 2023, Mr. Halyama, participate in the SERP. Participants in the plan may execute a salary reduction agreement to direct a certain portion of their annual base pay, on a pre-tax basis, into an individual account within the SERP. These participant amounts are fully vested upon contribution.
In addition, the SERP provides for two types of Company contributions to the SERP on behalf of participants. First, the Company makes annual “Company Contributions,” which represent a percentage of annual compensation as approved by the Compensation Committee. For 2024, the Company Contribution was 20% of annual compensation. Second, the Company may make “Discretionary Contributions” of up to 10% of a participant’s annual compensation. In 2024, the Company made no Discretionary Contributions on behalf of the NEOs.
Company Contributions and Discretionary Contributions to the SERP generally vest over a five year schedule from the contribution date, with accelerated vesting upon certain qualifying events. In accordance with each NEO’s elections, payments under the SERP will generally be made in a lump sum or installments following the NEO’s retirement (or if later, when the NEO turns 65 years old).
All SERP balances grow at the 10-Year Treasury Rate + 1.5%, reset and compounded quarterly.
Mr. Maddy is a participant in a defined Supplemental Executive Retirement Plan (“Supplemental SERP”) with Summit dated July 1, 2021, that fully vested upon the consummation of the Summit Merger. The benefit amount was placed in a trust subject to claims of general creditors of the Bank. Under the Supplemental SERP, Mr. Maddy will receive an annual benefit equal to an amount provided under certain annuity contracts associated with the Supplemental SERP, but not less than $73,000 per year, paid monthly, beginning the first day of the first month after the later of Mr. Maddy’s separation from service or the date on which he attains the age of 63 years, subject to any required delay under Section 409A of the Code.
Mr. Maddy also entered into an Executive Salary Continuation Agreement with Summit dated January 1, 2008 that was assumed by the Company. The Executive Salary Continuation Agreement was designed to provide an annual defined retirement benefit of $175,000 payable for the life of Mr. Maddy. Mr. Maddy’s benefits under the Executive Salary Continuation Agreement were fully vested prior to the Summit Merger. The Company’s obligations under the retirement benefit portion of the Executive Salary Continuation Agreement are unfunded; however, Summit purchased and the Company assumed a life insurance policy on Mr. Maddy that is actuarially designed to offset the annual expenses associated with the Executive Salary Continuation Agreement and will, given reasonable actuarial assumptions, offset all of the costs of the agreement during the life of Mr. Maddy and provide a complete recovery of all costs at Mr. Maddy’s death. The Company is the sole owner of the life insurance policy and as a Company asset, the policy is subject to claims of the Company’s general creditors. The life insurance benefit for Mr. Maddy is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of Mr. Maddy for payment to the designated beneficiary of Mr. Maddy. The Company owns the policy and its entire surrender value.
Employee Stock Purchase Plan
We have an employee stock purchase plan (the “ESPP”), which was approved by our shareholders at the 2023 annual meeting. The ESPP is an “employee stock purchase plan” under Section 423 of the Code which provides participating employees with an opportunity to purchase shares of our common stock at a discounted purchase price. Our NEOs are generally eligible to participate in the ESPP on the same basis as other employees.
401(k) Plans
We maintain the 401(k) Plans of both the Company and Summit. These 401(k) Plans are designed to provide retirement benefits to all eligible full-time and part-time employees. Our NEOs, all of whom were eligible to participate in the 401(k) Plans during 2024, may elect to participate in the 401(k) Plans on the same basis as all other eligible employees. The 401(k) Plans allow all employees that meet specified conditions to defer a portion of their compensation and the Company matches a portion of the employee’s compensation, subject to certain IRS limitations. An employee must contribute to the 401(k) plan in order to receive the matching contribution.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage, on the same basis as other participants. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. The Company utilizes a fully funded medical plan and pays a portion of the premium attributable to each employee. The Company utilizes a self-funded dental plan.
Perquisites and Other Benefits
We provide our NEOs with a limited number of perquisites and other benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. Mr. Boyle is entitled to the use of a Company-owned automobile and country club dues or an annual allowance in lieu of these benefits, and the Company pays premiums on a split-dollar life insurance policy for him (all of which are included in the “All Other Compensation” column to the Summary Compensation Table above).
Employment Agreements
The following provides a summary description of the employment agreements we have with each of our NEOs.
David P. Boyle
On September 1, 2022, the Bank entered into an Amended and Restated Employment Agreement with Mr. Boyle (the “Boyle Employment Agreement”), amending and restating the terms of his original employment agreement with the Bank, dated April 15, 2019. The Boyle Employment Agreement was subsequently amended on October 27, 2022 (the “Amended Boyle Employment Agreement”), following the Company’s reorganization as a bank holding company, to clarify that the employment relationship exists between Mr. Boyle, the Bank, and the Company. Pursuant to the Boyle Employment Agreement, Mr. Boyle will serve as the Company’s CEO for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Company provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Boyle Employment Agreement provides Mr. Boyle an annual base salary of $825,000, subject to increase at the Board’s discretion following an annual performance evaluation. Mr. Boyle is also eligible to participate in any Company incentive compensation, equity compensation and benefit plans. Mr. Boyle is also eligible to participate in the Company’s Supplement Executive Retirement Plan (“SERP”), with the Company making a minimum annual contribution to the SERP on his behalf equal to 20% of his annual compensation (as defined in the SERP). Mr. Boyle is also allowed the use of a Company-owned automobile and country club dues or an annual allowance in lieu of these benefits.
Should Mr. Boyle terminate his employment with Good Reason, or should the Bank terminate his employment without Just Cause (as both terms are defined in the Boyle Employment Agreement), then Mr. Boyle would be entitled to (i) the payment of any earned but unpaid base salary, any earned but unpaid bonus for the prior year, unreimbursed business expenses and accrued but unused PTO (the “Accrued Obligations”); (ii) a lump-sum payment in an amount equal to the product of two and the sum of his base salary at the termination date and a cash bonus equal to 55% of his base salary at the termination date; and (iii) up to 18 months of reimbursement for continued health care coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If, in the event of termination within the two-year period following a change in control (as defined in the Boyle Employment Agreement), Mr. Boyle’s employment is terminated without Just Cause or Mr. Boyle terminates his employment for Good Reason, Mr. Boyle would be entitled to the Accrued Obligations, a lump-sum payment in an amount equal to the product of three and the sum of his base salary at the termination date and the target cash bonus equal to 55% of his base salary at the termination date, and an amount equal to 100% of 18 monthly COBRA premium payments then in effect under the Company’s health plan. In the event of termination for Good Reason, Just Cause, change in control, or death or disability, then Mr. Boyle’s benefits under the SERP and any unvested RSUs will accelerate and become fully and immediately vested. Any such payment upon a termination for Good Reason, without Just Cause or upon a change in control is contingent upon Mr. Boyle executing a release of claims within 60 days of the termination date. The Amended Boyle Employment Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax, unless Mr. Boyle would be better off on a net after-tax basis receiving all payments and benefits and paying all taxes (including the excise tax). In the case of a termination of employment due to death or disability, Mr. Boyle would be entitled to the Accrued Obligations, any benefits under applicable short-term and/or long-term disability insurance plans, and a pro-rata payment equal to the product of (i) the target cash bonus equal to 55% of his base salary and (ii) a fraction with the numerator equal to the number of days in the then current calendar year through the date of termination and the denominator equal to 365.
Roy E. Halyama
On September 1, 2022, the Bank entered into an Amended and Restated Employment Agreement with Mr. Halyama (the “Halyama Employment Agreement”), amending and restating the terms of his original employment agreement with the Bank, dated March 10, 2021. The Halyama Employment Agreement was subsequently amended on October 27, 2022 (the “Amended Halyama Employment Agreement”), following the Company’s reorganization as a bank holding company, to clarify that the employment relationship exists between Mr. Halyama, the Bank, and the Company. Pursuant to the Halyama Employment Agreement, Mr. Halyama will serve as the Company’s CFO for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Company provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Halyama Employment Agreement provides Mr. Halyama an annual base salary of $350,000, subject to increase following an annual performance evaluation. Mr. Halyama is eligible to participate in any Company incentive compensation, equity compensation and benefit plans.
Should Mr. Halyama terminate his employment with Good Reason, or should the Bank terminate his employment without Just Cause (as both terms are defined in the Halyama Employment Agreement), then Mr. Halyama would be entitled to (i) the payment of any earned but unpaid base salary, any earned but unpaid bonus for the prior year, unreimbursed business expenses and accrued but unused PTO (the “Accrued Obligations”); (ii) a lump-sum payment in an amount equal to the product of two and the sum of his base salary at the termination date and a cash bonus equal to 40% of his base salary at the termination date; (iii) and up to 12 months of reimbursement for continued health care coverage in accordance with COBRA. If, in the event of termination within the two-year period following a change in control (as defined in the Halyama Employment Agreement), Mr. Halyama’s employment is terminated without Just Cause or Mr. Halyama terminates his employment for Good Reason, Mr. Halyama would be entitled to the Accrued Obligations, a lump-sum payment equal to the product of 2.99 and the sum of his base salary at the termination date plus the target cash bonus equal to 40% of his base salary at the termination date, and an amount equal to 100% of 18 monthly COBRA premium payments then in effect under the Company’s health plan. In the event of termination for Good Reason, Just Cause, change in control, or death or disability, then Mr. Halyama’s benefits and any unvested RSUs will accelerate and become fully and immediately vested. Any such payment upon a termination for Good Reason, without Just Cause or upon a change in control is contingent upon Mr. Halyama executing a release of claims within 60 days of the termination date. The Halyama Employment Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax, unless Mr. Halyama would be better off on a net after-tax basis receiving all payments and benefits and paying all taxes (including the excise tax). In the case of a termination of employment due to death or disability, Mr. Halyama would be entitled to the Accrued Obligations, any benefits under applicable short-term and/or long-term disability insurance plans, and a pro-rata payment equal to the product of (i) the target cash bonus equal to 40% of his base salary and (ii) a fraction with the numerator equal to the number of days in the then current calendar year through the date of termination and the denominator equal to 365.
H. Charles Maddy, III
On August 24, 2023, the Bank entered into an Employment Agreement with Mr. Maddy (the “Maddy Employment Agreement”), to be effective as of the Summit Merger. Pursuant to the Maddy Employment Agreement, Mr. Maddy will serve as the President of the Company and the Bank for a period of three years, with the agreement extending on each anniversary date thereafter for a period of one year, unless the Bank provides a notice of non-renewal at least 90 days prior or unless the agreement is otherwise terminated. In consideration for his services, the Maddy Employment Agreement provides Mr. Maddy an annual base salary of $650,000, subject to increase following an annual performance evaluation. Mr. Maddy is eligible to participate in any annual incentive compensation or bonus plan as may be available from time to time to executive officers of the Bank. Mr. Maddy is also entitled to participate in any equity or equity-based compensation plans that may be adopted by the Company or the Bank.
Under the Maddy Employment Agreement, Mr. Maddy was paid a special bonus payment from the Bank, following the closing of the Summit Merger of $1,320,750. In addition, the Maddy Employment Agreement provides that Mr. Maddy is entitled to a payment of $440,250 from the Bank following any separation from service (within the meaning of Section 409A of the Code), but subject to any payment delay required pursuant to Section 409A of the Code.
Should Mr. Maddy terminate his employment with Good Reason, or should the Bank terminate his employment without Just Cause (as both terms are defined in the Maddy Employment Agreement), then Mr. Maddy would be entitled to (i) the payment of any accrued but unpaid base salary, any earned but unpaid bonus for the prior year, unreimbursed business expenses and accrued but unused PTO (the “Accrued Obligations”); (ii) a lump-sum payment in an amount equal to the product of two and the sum of his base salary at the termination date and a cash bonus equal to 55% of his base salary at the termination date; and (iii) an amount equal to the product of (A) 100% of his full total monthly premium (i.e. his portion and Bank’s portion) for the healthcare coverage in effect for him and his qualified dependents immediately before his termination, times (B) 18 (“Healthcare Payments”). If, in the event of termination within the two-year period following a change in control (as defined in the Maddy Employment Agreement), Mr. Maddy’s employment is terminated without Just Cause or Mr. Maddy terminates his employment for Good Reason, Mr. Maddy would be entitled to the Accrued Obligations; a lump-sum payment in an amount equal to the product of three and the sum of his base salary at the termination date and the target cash bonus equal to 55% of his base salary at the termination date; and the Healthcare Payments. In the event of termination for Good Reason, Just Cause, change in control, or death or disability, then any unvested RSUs will accelerate and become fully and immediately vested and any unvested performance stock awards will accelerate and become vested based on actual performance as of the termination date. Any such severance payment upon a termination for Good Reason, without Just Cause or upon a change in control is contingent upon Mr. Maddy executing a release of claims within 60 days of the termination date. The Maddy Employment Agreement also contains certain confidentiality, non-solicitation, non-competition, non-disparagement, and post-termination cooperation provisions. Additionally, if any amounts payable to him would result in being an excess parachute payment under Section 280G of the Code, the amounts payable to him would be reduced to the highest amount that may be paid to him that would not trigger the excise tax, unless Mr. Maddy would be better off on a net after-tax basis receiving all payments and benefits and paying all taxes (including the excise tax). In the case of a termination of employment due to death or disability, Mr. Maddy would be entitled to payment of the Accrued Obligations and a pro-rata payment equal to the product of (i) the target cash bonus equal to 55% of his base salary and (ii) a fraction with the numerator equal to the number of days in the then current calendar year through the date of termination and the denominator equal to 365.
Mr. Maddy was awarded stock appreciation rights (“SARs”) by Summit. Upon the Summit Merger, Mr. Maddy’s outstanding SARs were converted into replacement SARs in respect of shares of Company common stock on the same terms and conditions as were applicable under Mr. Maddy’s Summit SARs with adjustments to the number of shares of Company Common Stock underlying each replacement SAR and the base price of Company Common Stock for each replacement SAR based on the exchange ratio in the Summit Merger.
Director Compensation
Our directors may receive both cash and equity compensation. Mr. Boyle does not receive additional compensation for his service as a director or Chair of the Board and Mr. Maddy does not receive additional compensation for his service as a director. During 2024, E. Hunt Burke served as a non-executive employee of the Company and was generally eligible to participate in benefit plans offered to employees of the Company. His compensation as an employee is reflected in the Director Compensation table below as “All Other Compensation.” During the year ended December 31, 2024, directors received a retainer for service on the Holding Company Board of $13,000 for the first and second quarters and $6,000 for the third and fourth quarters, $2,000 for each Holding Company Board meeting attended in January through April and $2,500 for each Holding Company Board meeting attended in May through December, a retainer for service on the Bank Board of $2,000 for the first and second quarters, $1,350 for each Bank Board meeting attended during January through April and $3,000 for each Bank Board meeting attended in May through December, $500 for each Holding Company Board Committee meeting attended ($600 for each Committee Chair) in January through April and $1,000 for each Holding Company Board Committee meeting attended in May through December, $500 for each Bank Board Committee meeting attended ($600 for each Committee Chair) in January through April, and $1,000 for each Bank Board Committee meeting attended in May through December. Directors may defer compensation into our Deferred Compensation Plan described above. On July 15, 2024, each director was awarded 1,000 RSUs that vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements.

The following table sets forth amounts paid to directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
E. Hunt Burke	$123,900	$—	$5,526	$581,193	$710,619
Mark G. Anderson	82,000	55,170	—	—	137,170
Julian F. Barnwell, Jr.	91,000	55,170	—	—	146,170
Oscar M. Bean	49,000	55,170	—	—	104,170
Katherine D. Bonnafé	90,400	55,170	—	—	145,570
James M. Burke	61,100	55,170	—	—	116,270
Nicholas Carosi, III	43,500	—	—	—	43,500
James P. Geary, II	48,000	55,170	—	—	103,170
Georgette R. George	52,000	55,170	—	—	107,170
S. Laing Hinson	92,600	55,170	—	—	147,770
Gary L. Hinkle	25,000	55,170	—	—	80,170
Jason A. Kitzmiller	20,500	55,170	—	—	75,670
Michael D. Lubeley	41,600	—	—	—	41,600
Shawn P. McLaughlin	92,600	55,170	—	—	147,770
Charles S. Piccirillo	24,000	55,170	—	—	79,170
Jose D. Riojas	90,000	55,170	—	—	145,170
Jill S. Upson	20,000	55,170	—	—	75,170

(1)The amounts set forth in the “Fees Earned or Paid in Cash” includes retainer fees for each director, plus fees for meeting and committee attendance. Ms. Bonnafé, Mr. Geary, Ms. George, Mr. Hinkle, Mr. Kitzmiller, Mr. Piccirillo, Mr. Riojas and Ms. Upson participate in the Deferred Compensation Plan and deferred a portion of their cash retainer and fees into the plan in 2024.
(2)In 2024, the Company granted each director (except Mr. Boyle and Mr. Maddy) 1,000 RSUs that vest on the first anniversary of the grant date, subject to continued service and satisfaction of attendance requirements. The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of the RSUs, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). As of December 31, 2024, each director in the table had unvested stock awards with respect to 1,000 shares.
(3)While generally our non-employee directors are not entitled to participate in our SERP, E. Hunt Burke participates in the SERP in his capacity as an employee of the Company. The amount set forth in the “Nonqualified Deferred Compensation Earnings” for E. Hunt Burke represent only the above-market earnings on his SERP account balance that exceed 120% of the applicable federal long-term rate for the SERP; as described in “Other Compensation & Benefits.” As of 2022, the Company ceased making additional contributions to the SERP on Mr. Burke’s behalf.
(4)The amounts set forth in the “All Other Compensation” for E. Hunt Burke includes compensation he receives as a non-executive employee of the Company and not in his capacity as a director. Specifically, it includes salary of $135,000, split-dollar value of insurance premiums paid by the Company in 2024 of $441,467, and 401(k) matching contributions of $4,726.

Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, where one of that other entity’s executive officers also served as a director of the Company or on the Company’s Compensation Committee, during the fiscal year ended December 31, 2024.
COMPANY TRANSACTIONS WITH RELATED PARTIES
The Board of Directors has adopted a written policy and procedures to identify, review, approve, and disclose, if necessary, transactions between the Company and “related persons” (executive officers and directors of the Company and its subsidiaries, immediate family members of executive officers and directors, entities directly or indirectly controlled by a director or executive officer, and persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Audit Committee. As part of management’s related party transaction monitoring, each director and executive officer completes a questionnaire on an annual basis that is designed to elicit information about any potential related party transactions.
Neither the Company nor the Bank has engaged in any transaction reportable pursuant to Item 404 of Regulation S-K during the periods specified therein except for the following two transactions: Geoffrey Boyle, the son of David P. Boyle, the Company’s Chair and Chief Executive Officer, is employed by the Company as the Treasurer. For 2024, Geoffrey Boyle’s total compensation consisted of $279,826 in base salary, $245,816 in cash incentive awards under the MIP, and 1,980 PRSUs under the MIP. Geoffrey Boyle’s compensation is determined on the same basis as all other comparable employees, without any participation or input by David P. Boyle. Georgette George’s husband is an indirect owner of Midwinter Investment Group, Inc., which purchased a building and related real estate owned by the Bank for the purchase price of $600,000. The transaction was approved by the Board of Directors of the Bank and by the Audit Committee of the Company in accordance with the requirements of the Company’s Code of Business Conduct and Ethics.
    The Company and the Bank, during the normal course of business, have made loans and provided other banking services to the directors and executive officers of the Company, including their family members and businesses and professional organizations with which they are associated, and management expects that the Company and the Bank will continue to engage in such banking transactions in the future. Such loans and other banking services were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and banking services with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other features unfavorable to the Company or the Bank.
On December 31, 2024, $157.3 million of loans were outstanding to individuals who, during 2024, were executive officers, directors or affiliates of the Company. None of such loans were classified as Substandard, Doubtful or Loss. In addition, the executive officers, directors, and affiliates of the Company had deposits totaling $156.8 million with the Company as of December 31, 2024.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
A representative of Crowe LLP is expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2024, and 2023, respectively.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees	$861,371	$520,015
Audit-Related Fees	25,000	57,500
Tax Fees	97,527	59,738
All Other Fees	—	—

Audit Fees. During the years ended December 31, 2024, and 2023, the aggregate fees billed to the Company for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q.
Audit Related Fees. Audit-Related Fees include fees billed associated with the filing of Form S-3 Registration Statement with the SEC related to 2024 and the filing of S-8 and S-4 Registration Statements with the SEC for 2023.
Tax Fees. Tax fees for 2024 and 2023 were in connection with the preparation and amendments to the Company’s tax returns, responding to certain taxing authority inquiries and other services.
All Other Fees. There were no other fees billed during the years ended December 31, 2024, and December 31, 2023, respectively.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for recommending, for Board approval, the independent auditor to examine the Company’s accounts, controls, and financial statements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor (including resolution of disagreements between the Company’s management and the independent auditor, regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company. The independent auditor reports directly to the Audit Committee. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The foregoing requirement is subject to the exception of non-audit services constituting not more than 5% of all auditing revenues paid during the fiscal year or not initially recognized to be non-audit services and promptly brought to the attention of the Audit Committee and approved prior to completion.
Approval of Proposal No. 2 to ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2025.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of shareholders must be received by us no later than December 1, 2025, and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our current Bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2026 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to our principal executive offices, together with all supporting documentation required by our Bylaws, (a) not prior to January 22, 2026 nor later than February 21, 2026 or (b) in the event that the 2026 annual meeting of shareholders is held prior to April 22, 2026, or after June 21, 2026, notice by a shareholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting of the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, VA 22314.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with our Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934.
ANNUAL REPORT TO SHAREHOLDERS
Our 2024 Annual Report has been posted, and is available without charge, on our corporate website at https://investor.burkeandherbertbank.com/ in the “Financials” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2024 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2024 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2024 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2024 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, Burke & Herbert Financial Services Corp., 100 S. Fairfax Street, Alexandria, Virginia 22314 or by phone at (703) 666-3555. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2024 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2024 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

BURKE & HERBERT FINANCIAL SERVICES CORP.

Proxy for Annual Meeting of Shareholders on May 22, 2025

For holders of record as of March 14, 2025

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF BURKE & HERBERT FINANCIAL SERVICES CORP.

The undersigned hereby appoints David P. Boyle and Roy E. Halyama, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the shareholders of Burke & Herbert Financial Services Corp. to be held at Burke & Herbert Corporate Center, 5680 King Centre Drive, Alexandria, Virginia 22315 on May 22, 2025 at 8:00 a.m. local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

BURKE & HERBERT FINANCIAL SERVICES CORP.

May 22, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/27014

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

052225

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following persons as Directors:

	FOR	AGAINST	ABSTAIN
Mark G. Anderson	☐	☐	☐
Julian F. Barnwell, Jr.	☐	☐	☐
Oscar M. Bean	☐	☐	☐
Katherine D. Bonnafé	☐	☐	☐
David P. Boyle	☐	☐	☐
James M. Burke	☐	☐	☐
James P. Geary, II	☐	☐	☐
Georgette R. George	☐	☐	☐
Gary L. Hinkle	☐	☐	☐
S. Laing Hinson	☐	☐	☐
H. Charles Maddy, III	☐	☐	☐
Shawn P. McLaughlin	☐	☐	☐
Charles S. Piccirillo	☐	☐	☐
Jose D. Riojas	☐	☐	☐
Jill S. Upson	☐	☐	☐
2. Ratification of the appointment of Crowe LLP as the Corporation's independent registered public accounting firm for 2025.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES AND FOR THE APPROVAL OF PROPOSAL 2. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.